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                                   Exhibit 21
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                         Subsidiaries of The Registrant

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                                                                      Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

                                                                 STATE OF
NAME                                                           INCORPORATION


The Annapolis Banking and Trust Company                          Maryland
Baltimore Trust Company                                          Delaware
Bank of Southern Maryland                                        Maryland
Calvert Bank and Trust Company                                   Maryland
The Chestertown Bank of Maryland                                 Maryland
The Citizens National Bank                                   United States
County Banking & Trust Company                                   Maryland
Farmers & Merchants Bank - Eastern Shore                         Virginia
The Fidelity Bank                                                Maryland
The First National Bank of St. Mary's                        United States
The Forest Hill State Bank                                       Maryland
Fredericktown Bank & Trust Company                               Maryland
Marshall National Bank and Trust Company                     United States
MBC Agency, Inc.                                                 Maryland
  Mercantile Life Insurance Company                              Arizona
MBC Realty, LLC                                                  Maryland
Mercantile-Safe Deposit and Trust Company                        Maryland
  Mercantile Mortgage Corporation                                Maryland
  Hopkins Plaza Agency, Inc.                                     Maryland
  MBC Leasing Corp.                                              Maryland
  Mercantile Capital Advisors, Inc.                              Maryland
  Hopkins Plaza Securities, Inc.                                 Maryland
The National Bank of Fredericksburg                          United States
Peninsula Bank                                                   Maryland
The Peoples Bank of Maryland                                     Maryland
Potomac Valley Bank                                              Maryland
The Sparks State Bank                                            Maryland
St. Michaels Bank                                                Maryland
Westminster Union Bank                                           Maryland

Each of the foregoing subsidiaries conducts business under its corporate name.